EXHIBIT 5.1

SHUTTS & BOWEN LLP

201 SOUTH BISCAYNE BLVD.

1500 MIAMI CENTER

MIAMI, FLORIDA 33131

July 16, 2007

International Assets Holding Corporation

220 E. Central Parkway, Suite 2060

Altamonte Springs, FL 32701

Re:	Registration Statement of Form S-3

Gentlemen:

We have acted as counsel to International Assets Holding Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Act”), 78,125 shares (the “Shares”) of its common stock, $0.01 par value (the “Common Stock”), to be sold by certain persons named as selling stockholders in the Registration Statement (the “Selling Stockholders”). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used in this letter and not otherwise defined in this letter shall have the respective meanings given to them in the Registration Statement.

In connection with the Registration Statement, we have examined and relied upon copies of the following documents: (i) the Company’s certificate of incorporation and bylaws; (ii) resolutions of the Company’s Board of Directors authorizing the issuance of the shares, the Warrants and Shares; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments that we have deemed necessary for the expression of the opinion contained in this letter. In connection with the foregoing, we have assumed without investigation, the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of such documents. As to questions of fact material to the opinion expressed below, we have relied, to the extent we deemed reasonably appropriate, upon the representations or certificates of officers and/or directors of the Company and upon other documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.

Based upon the foregoing, and in reliance thereon, we are of the opinion that, all of the Shares are duly and validly authorized, legally issued, full paid and non-assessable.

This opinion is limited to the laws in effect as of the date hereof and is intended solely for your benefit, and can be relied upon solely by you. We hereby consent to be named in the Registration Statement and in the Prospectus as the attorneys to the extent of the opinion provided in this letter. In giving this consent, we do not thereby admit that we are within the category of persons whose consents is required under Section 7 of the Securities Act of 1933, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K. Unless the prior written consent of our firm is obtained, this opinion is not to be quoted or otherwise referred to in any written report, proxy statement or other registration statement, nor is it to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.

Sincerely,

SHUTTS & BOWEN LLP

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